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                                                                  Exhibit 10.7.2






December 25, 1998



Mr. Les Dace
Vice Chairman
Mediware Information Systems, Inc
11711 West 79th Street
Lenexa, Kansas 66214

Dear Les:

It is my pleasure to document your compensation plan for fiscal year 1999 in your capacity of Vice Chairman of Mediware Information Systems.

Your compensation will consist of a salary of $110,000 per year. The Company will pay all of your reasonable expenses as incurred in the performance of your duties and you will continue to be eligible for all of the Company's standard employee benefits.

Additionally, you will be eligible for incentive compensation based on the following formulas:


1. Corporate Earnings (based on fully diluted earnings per share and exclusive of the results of the Informedics operation): Based on the corporations diluted earnings per share in fiscal year 1999, you will be paid the following bonus payment:

EPS under $.44/share:                       $0
EPS $.44/share - $.50/share                 $2,500
EPS $.51/share - $.56/share                 $5,000
EPS $.57/share - $.79/share                 $10,000
EPS $.80/share and greater          $20,000

Competion of Projects: Based on your completion of the following projects and other projects that are assigned to you, you will receive a bonus of up to $55,000, in total, at the discretion of Mediware's President and Chief Executive Officer.



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

     a) Intramednet: You will develop marketing plans, product integration initiatives, and sales of the Intramednet product which was acquired in the Informedics acquisition. You will also document for Mediware's Board of Directors the thought process related to Intramednet's value based on the due diligence efforts conducted by Tom Mulstay, Bud Barry, and yourself, on or before 1/15/99.

     b) Y2K: You will develop a corporate wide Y2K compliance plan which outlines, in an integrated fashion, Mediware's overall Y2K status and the status of each of our individual products, as well as the status of any internal systems as mandated by SEC rules and regulations. You will generate reports for Mediware management, material that is suitable for distribution to Mediware clients, as well as marketing material suitable for our Web page, etc. You will assist each General Manager in procuring whatever resources are necessary to keep Mediware in good standing with the SEC and other organizations as it relates to Y2K compliance. You will work with Mediware's sales and marketing organization to develop specific Y2K oriented sales programs. You will be responsible for the creation of Y2K language to be included in our SEC filings.

     c) Budgets: You will work closely with Mediware's accounting staff to develop budgets for the corporation for internal and external use.

     d) Travel Expense Reduction: You will streamline the Company's travel policies and procedures through the selection of a single corporate travel agency, which shall result in a decrease in the Company's travel expenses by at least 10%.

     e) Revenue Recognition: You will monitor the Company's bookings on a weekly basis and will make sure that the company is promptly shipping what it sells, in order to maximize the Company's revenue recognition opportunities. This will result in a reduction of "last minute" shipments which cause hardship throughout multiple areas of the corporation.

     f) Mergers and Acquisitions: You will identify merger and acquisition candidates for the Company, and will conduct due diligence once the Company has agreed to pursue a particular acquisition.

     g)   You will complete the implementation of Applix to the sales force.

     h) You will develop a streamlined, corporate wide Human Resources effort through the recruitment and management of 1 additional person, who will recruit new employees for the Company and, simultaneously, manage a corporate wide streamlining of human resources functions. Once the recruiter is on board, you will make sure that the use of recruiters is eliminated.

     i) You will be in charge of the sales forecasting effort and other statistics of value to the corporation (such as those detailing average selling prices, sales by customer type, funnel size, etc.) by working with each National Sales Manager and the President of the corporation.

     j) Overseas/International (exclusive of JAC): You will develop Mediware's overseas sales and marketing efforts, and you will work with the individual General Managers to develop appropriate support and implementation efforts related to those sales. The structure of these deals is to be through the development of distribution relationships with companies that can provide first level support and implementation services.



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

Bonus calculations based on financial results shall be made based on financial results that are exclusive of extraordinary events such as charges incurred as a result of merger and acquisition activities. The bonus shall be paid upon the completion of the fiscal year 1999 audit, and is contingent upon your not having resigned prior to the end of fiscal year 1999. If you are terminated by the company without cause, your bonus shall be paid on a pro-rata basis.

Please indicate your acceptance of this offer by signing below.

Yours truly,



John Esposito
President and CEO



Accepted:___________________
             Les Dace

Date:_______________________




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


December 25th, 1998



Mr. John Esposito
President and Chief Executive Officer
Mediware Information Systems, Inc
1121 Old Walt Whitman Road
Melville, New York  11747

Dear John:

It is my pleasure to document your compensation plan for fiscal year 1999 in your capacity of President and Chief Executive Officer of Mediware Information Systems.

Your compensation will consist of a salary of $150,000 per year, which shall be retroactive to October 1, 1998. The Company will pay all of your reasonable expenses as incurred in the performance of your duties and you will continue to be eligible for all of the Company's standard employee benefits.

Additionally, you will be eligible for incentive compensation based on the following formulas:


2. Corporate Earnings (based on fully diluted earnings per share and exclusive of the resultes of the Informedics operation): Based on the corporation's diluted earnings per share in fiscal year 1999, you will be paid the following bonus payment:

EPS under $.44/share:                   $0
EPS $.44/share - $.50/share             $ 15,000
EPS $.51/share - $.57/share             $ 30,000
EPS $.58/share - $.79/share             $ 60,000
EPS $.80/share and greater              $120,000

3. DSO's: Based on a reduction of the Company's days sales outstanding (DSO's), exclusive of bad debt write-offs, at the end of fiscal year 1999 (comparing DSO's at the end of the first fiscal quarter 1999 to DSO's at the end of fiscal year 1999):

Reduction of DSO's less than 5%         $0
Reduction of DSO's 5% - 10%             $20,000
Reduction of DSO's 11% - 15%            $40,000
Reduction of DSO's 16% or greater       $80,000

The Company's DSO's at the end of the first fiscal quarter of 1999 were 133 days.




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Bonus  calculations  shall be made based on financial results that are exclusive of extraordinary events such as charges incurred as a result of merger and acquisition activities. The bonus shall be paid upon the completion of the fiscal year 1999 audit, and is contingent upon your not having resigned prior to the end of fiscal year 1999. If you are terminated by the company without cause, your bonus shall be paid on a pro-rata basis.


Please indicate your acceptance of this offer by signing below.

Yours truly,



Lawrence Auriana
Chairman of the Board



Accepted:___________________
           John Esposito

Date:_______________________



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


December 25, 1998



Mr. Rodger Wilson
Vice President, General Manager
Pharmacy Division
Mediware Information Systems, Inc
11711 West 79th St.
Lenexa, KS  66214

Dear Rodger:

It is my pleasure to document your compensation plan for fiscal year 1999 in your capacity of Vice President and General Manager of the Pharmacy Division of Mediware Information Systems.

Your compensation will consist of a salary of $120,000 per year, which shall be retroactive to October 1, 1998. The Company will pay all of your reasonable expenses as incurred in the performance of your duties and you will continue to be eligible for all of the Company's standard employee benefits.

Additionally, you will be eligible for incentive compensation based on the following formulas:

4. Divisional Earnings: Based on the earnings before interest and provision for income taxes (EBIT) generated by the Pharmacy Division in fiscal year 1999, you will be paid the following bonus payment:

EBIT $2,045,000 or less:                    $0
EBIT $2,045,001 - 3,299,999                 $13,200
EBIT $3,300,000 - 4,554,999                 $26,400
EBIT $4,555,000 and greater                 $52,800


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

5. Corporate Earnings (based on fully diluted earnings per share and exclusive of the results of the Informedics operation): Based on the corporation's fully diluted earnings per share in fiscal year 1999, you will be paid the following bonus payment:

EPS under $.44/share:                       $0
EPS $.44/share - $.50/share                 $2,400
EPS $.51/share - $.56/share                 $4,800
EPS $.58/share - $.79/share                 $9,600
EPS $.80/share and greater                  $19,200

6. Pharmacy Division DSO's: Based on a reduction of Pharmacy Division days sales outstanding (DSO's), exclusive of bad debt write-offs, at the end of fiscal year 1999 (comparing DSO's at the end of the first quarter of fiscal year 1999 to DSO's at the end of fiscal year 1999):

Reduction of DSO's less than 5%            $0
Reduction of DSO's 5% - 10%                $12,000
Reduction of DSO's 11% - 15%               $24,000
Reduction of DSO's 16% or greater          $48,000

Pharmacy Division DSO's at the end of the first quarter of fiscal year 1999 were 126 days.

Bonus calculations shall be made based on financial results that are exclusive of extraordinary events such as charges incurred as a result of merger and acquisition activities. The bonus shall be paid upon the completion of the fiscal year 1999 audit, and is contingent upon your not having resigned prior to the end of fiscal year 1999. If you are terminated by the company without cause, your bonus shall be paid on a pro-rata basis.

Please indicate your acceptance of this offer by signing below.

Yours truly,



John Esposito
President and CEO



Accepted:___________________
           Rodger Wilson


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


December 25, 1998



Mr. Creighton Miller
Vice President, General Manager
Operating Room Division
Mediware Information Systems, Inc
1121 Old Walt Whitman Road
Melville, NY 11747

Dear Creighton:

It is my pleasure to document your compensation plan for fiscal year 1999 in your capacity of Vice President and General Manager of the Operating Room Division of Mediware Information Systems.

Your compensation will consist of a salary of $110,000 per year, which shall be retroactive to October 1, 1998. The Company will pay all of your reasonable expenses as incurred in the performance of your duties and you will continue to be eligible for all of the Company's standard employee benefits.

Additionally, you will be eligible for incentive compensation based on the following formulas:

7. Divisional Earnings: Based on the earnings before interest and provision for income taxes (EBIT) generated by the Operating Room Division in fiscal year 1999, you will be paid the following bonus payment:

EBIT $1 - 100,000:                  $9,600
EBIT $100,001 - 199,999             $19,200
EBIT $200,000 - 399,999             $38,400
EBIT $400,000 and greater           $76,800

8. Corporate Earnings (based on fully diluted earnings per share and exclusive of the results of the Informedics operation): Based on the corporations diluted earnings per share in fiscal year 1999, you will be paid the following bonus payment:

EPS $.44/share - $.50/share         $2,400
EPS $.51/share - $.57/share         $4,800
EPS $.58/share - $.79/share         $9,600
EPS $.80/share and greater          $19,200



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

9. Operating Room Division DSO's: Based on a reduction of Operating Room Division days sales outstanding (DSO's), exclusive of bad debt write-offs, in fiscal year 1999 (comparing DSO's at the end of the first quarter of fiscal year 1999 to DSO's at the end of fiscal year 1999):

Reduction of DSO's less than 5%         $0
Reduction of DSO's 5% - 10%             $ 6,000
Reduction of DSO's 11% - 15%            $12,000
Reduction of DSO's 16% or greater       $24,000

Operating Room Division DSO's at the end of the first quarter of fiscal year 1999 were 179 days.

Bonus calculations shall be made based on financial results that are exclusive of extraordinary events such as charges incurred as a result of merger and acquisition activities. The bonus shall be paid upon the completion of the fiscal year 1999 audit, and is contingent upon your not having resigned prior to the end of fiscal year 1999. If you are terminated by the company without cause, your bonus shall be paid on a pro-rata basis.

Please indicate your acceptance of this offer by signing below.

Yours truly,



John Esposito
President and CEO



Accepted:___________________
         Creighton Miller

Date:_______________________



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